ESCROW AGREEMENT

                         This ESCROW AGREEMENT (this “Agreement”) is entered into this 6th day of March, 2017 (the “Execution Date”), and made effective as of the 28th day of February, 2017 (the “Effective Date”), by and among Nitin Amersey, a resident of Michigan, USA (“Purchaser”), Louis Bertoli, a resident of Italy (“Seller”; together with Purchaser, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Thrasher Worth LLC, a Georgia (USA) limited liability company (the “Escrow Agent”).

WHEREAS, Seller owns 36,000,000 shares (the “Shares”) of the common stock, par value $0.0001 per share of HPIL Holding, a Nevada (USA) corporation (the “Company”), which represents a controlling interest in the Company as of the Effective Date.

WHEREAS, Purchaser and Seller have entered into that certain Stock Purchase Agreement of even date hereof (the “SPA”) pursuant to which Seller shall sell the Shares to Purchaser and Purchaser shall purchase the Shares from Seller.

WHEREAS, Purchaser and Seller wish to place with the Escrow Agent the Escrow Deposit (as defined below) to be held in accordance with the terms of this Agreement for the purpose of closing the purchase and sell of the Shares.

WHEREAS, the Escrow Agent has agreed to accept, hold and disburse the Escrow Deposit in accordance with the terms of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent, for themselves, their successors and permitted assigns, as applicable, hereby agree as follows:

1.            Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.            Escrow Deposit; IOLTA Account; No Interest.

(a)          Seller agrees to deposit with the Escrow Agent (i) the certificate evidencing the Shares, (ii) an assignment or stock power duly executed by Seller pursuant to which Seller assigns, transfers and delivers to Purchaser the Shares, and (iii) a direction for payment of the Purchase Price to an account designated by Seller (collectively, the “Seller Deliverables”), to be held in escrow in accordance with the terms hereof.

(b)          Purchaser agrees to deposit with the Escrow Agent the sum of $344,160 (“Purchase Prices”; together with Seller Deliverables, “Escrow Deposit”).  The Escrow Agent shall hold the Purchase Price in its IOLTA Account with Suntrust Bank, NA.  The IOLTA Account is a non-interest bearing account, with any accrued interest being transmitted to the State Bar of Georgia (USA) in accordance with its regulations.

(c) The Parties hereby represent and warrant to the Escrow Agent that (i) there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement; and (ii) such underlying transaction does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

3.            Disposition and Termination.

(a)          The Escrow Agent is directed to hold and distribute the Escrow Deposit in the following manner:

(i)           Closing of Transaction.  Except as otherwise set forth herein, Escrow Agent shall release from escrow to Seller all the Purchase Price without deduction therefrom (except to the extent necessary to pay the Escrow Agent fees) in accordance with the disbursement instructions provided by Seller and to Purchaser the Shares certificate and executed assignment or stock power delivered to Escrow Agent by Seller pursuant to Seciton 2(a) as promptly as possible in accordance with written instructions from Seller only upon the occurrence of all the following: (x) execution by Purchaser and Seller of this Agreement; (y) Escrow Agent’s receipt of all of the Escrow Deposit on or before 17:00 p.m. Atlanta, Georgia (USA) local time on April 28, 2017; and (z) Escrow Agent’s receipt of instructions from Purchaser to close escrow and disburse the Escrow Deposit in accordance with this Section 3(a)(i).

(ii)          Failure to Deposit the Purchase Price.  If the Purchase Price is not deposited in full with the Escrow Agent on or before 17:00 p.m. Atlanta, Georgia (USA) local time on April 21, 2017, Escrow Agent shall return the contents of the entire Escrow Deposit, if any, to the respective Party from which it was received.

(iii)        Failure to Deposit the Seller Deliverables.  If the Seller Deliverables are not deposited in full with the Escrow Agent on or before 17:00 p.m. Atlanta, Georgia (USA) local time on April 28, 2017, Escrow Agent shall return the contents of the entire Escrow Deposit, if any, to the respective Party from which it was received.

(iv)         Joint Instructions.               Notwithstanding anything to the contrary contained in this Agreement, at any time prior to final termination of this Agreement, the Escrow Agent shall, if so instructed in a writing signed by each of Purchaser and Seller, disburse the Escrow Deposit as directed thereby, including payment from the Purchase Price to Purchaser or to Seller, as directed, the amount specified in such writing.

(v)          No Other Disposition of the Escrow Deposit.  The Escrow Agent shall not dispose of all or any portion of the Escrow Deposit other than as provided in this Agreement.

(b)          Any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Escrow Deposit, must be in writing and executed by the appropriate Party or Parties as evidenced by the signatures of such Party and delivered to the Escrow Agent only by confirmed facsimile or as a Portable Document Format (“PDF”) attached to an email on a Business Day only at the fax number or email address set forth in Section 8 below. No instruction for or related to the transfer or distribution of the Escrow Deposit shall be deemed delivered and effective unless the Escrow Agent actually shall have received it on a Business Day by facsimile or as a PDF attached to an email only at the fax number or email address set forth in Section 8 and as evidenced by a confirmed transmittal to the Party’s or Parties’ transmitting fax number or email address and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder.  The Escrow Agent shall not be liable to any Party or other person for refraining from acting upon any instruction for or related to the transfer or distribution of the Escrow Deposit if delivered to any other fax number or email address, including but not limited to a valid email address of any employee of the Escrow Agent.

(c)          The Parties acknowledge that there are certain security, corruption, transmission error and access availability risks associated with using open networks such as the internet and the Parties hereby expressly assume such risks.

(d)          As used in this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banks in Atlanta, Georgia (USA) are authorized or required by law or executive order to remain closed. The Parties acknowledge that the security procedures set forth in this Section 3 are commercially reasonable. Upon delivery of the Escrow Deposit in full by the Escrow Agent, this Agreement shall terminate, and all related account(s) shall be closed, subject to the provisions of Section 6.

4.            Escrow Agent.  The Escrow Agent is a law firm which has represented and may continue to represent the Company and Purchaser in various unrelated matters.  Except as its role as Escrow Agent, the Escrow Agent has not provided legal advice, does not represent and will not be deemed to represent either Seller or Purchaser in connection with this Escrow Agreement or the transactions contemplated hereby. To the extent this creates a conflict of interest, the Parties waive such conflict of interest to the fullest extent allowed by law.  The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties, including but not limited to any fiduciary duty, shall be implied.  The Escrow Agent has no knowledge of, nor any obligation to comply with, the terms and conditions of any other agreement between the Parties, nor shall the Escrow Agent be required to determine if any Party has complied with any other agreement.   Notwithstanding the terms of any other agreement between the Parties, the terms and conditions of this Agreement shall control the actions of the Escrow Agent.  The Escrow Agent may conclusively rely upon any written notice, document, certification, instruction or request delivered by the Parties believed by it to be genuine and to have been signed by such Party, as applicable, without inquiry and without requiring substantiating evidence of any kind and the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. Any notice, document, instruction or request delivered by a Party but not required under this Agreement may be disregarded by the Escrow Agent.  The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that the Escrow Agent’s gross negligence or willful misconduct was the cause of any direct loss to either Party.  The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents.   In the event the Escrow Agent shall be uncertain, or believes there is some ambiguity, as to its duties or rights hereunder or receives instructions, claims or demands from any Party hereto which in the Escrow Agent’s judgment conflict with the provisions of this Agreement, or if the Escrow Agent receives conflicting instructions from the Parties, the Escrow Agent shall be entitled either to: (a) refrain from taking any action until it shall be given (i) a joint written direction executed by the Parties which eliminates such conflict or (ii) a court order issued by a court of competent jurisdiction (it being understood that the Escrow Agent shall be entitled conclusively to rely and act upon any such court order and shall have no obligation to determine whether any such court order is final); or (b) file an action in interpleader.  The Escrow Agent shall have no duty to solicit any payments which may be due it, including, without limitation, the Escrow Deposit nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

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5.            Resignation;  Succession.   The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving ten (10) days advance notice in writing of such resignation to the Parties.  The Escrow Agent’s sole responsibility after such ten (10) day notice period expires shall be to hold the Escrow Deposit  and to deliver the same to a designated substitute escrow agent, if any, appointed by the Parties, or such other person designated by Parties, or in accordance with the directions of a final court order, at which time of delivery, the Escrow Agent’s obligations hereunder shall cease and terminate.  If prior to the effective resignation date, the Parties have failed to appoint a successor escrow agent, or to instruct the Escrow Agent to deliver the Escrow Deposit to another person as provided above, or if such delivery is contrary to applicable law, at any time on or after the effective resignation date, the Escrow Agent either (a) may interplead the Escrow Deposit with a court located in the State of Georgia (USA) and the costs, expenses and reasonable attorney’s fees which are incurred in connection with such proceeding may be charged against and withdrawn from the Escrow Deposit; or (b) appoint a successor escrow agent of its own choice.  Any appointment of a successor escrow agent shall be binding upon the Parties and no appointed successor escrow agent shall be deemed to be an agent of the Escrow Agent.  The Escrow Agent shall deliver the Escrow Deposit to any appointed successor escrow agent, at which time the Escrow Agent’s obligations under this Agreement shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all of the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

6.            Compensation; Acknowledgment.  Seller and Purchaser each acknowledge and agree to be joint and severally liable for Escrow Agent’s fees in connection with the preparation of this Agreement and performance hereunder and direct Escrow Agent to disburse to Escrow Agent from the Purchase Price all fees accrued hereunder as of the closing of escrow and prior to the disbursement of the Purchase Price to any other Party.  To the extent that Escrow Agent’s fees are not fully paid by the Purchase Price deposited with the Escrow Agent, the Parties hereby agree to pay Escrow Agent’s invoices for services rendered in connection with the Agreement in accordance with the terms of such invoices.  Seller and Purchaser each acknowledge that: (a) the duties of the Escrow Agent hereunder are purely mechanical; and (b) the Escrow Agent is acting hereunder for the convenience of the Parties and shall not be impeached or accountable because of any conflicting or potentially conflicting duties to each of the Company or Purchaser or any advice provided to either of them.  Further, all costs and expenses incurred by the Escrow Agent in performing its duties hereunder shall be paid by the Parties on a joint and several basis, and will be those usually charged in performing legal services which will be based on the Escrow Agent’s standard hourly rates in effect from time to time.

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7.            Indemnification and Reimbursement.   The Parties agree jointly and severally to indemnify, defend, hold harmless, pay or reimburse the Escrow Agent and its affiliates and their respective successors, assigns, directors, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Indemnitee Losses”), arising out of or in connection with (a) the Escrow Agent’s  performance of this Agreement, except to the extent that such Indemnitee Losses are determined by a court of competent jurisdiction through a final order to have been caused by the gross negligence, willful misconduct, or bad faith of such Indemnitee; and (b) the Escrow Agent’s following, accepting or acting upon any instructions or directions, whether joint or singular, from the Parties received in accordance with this Agreement.  In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, to charge against and withdraw from the Escrow Deposit for its own account or for the account of an Indemnitee any amounts due to the Escrow Agent or to an Indemnitee under Section 6 or 7. As among the Parties, the indemnification payment and reimbursement obligations set forth in this Section 7 shall be the sole responsibility of Seller. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

8.            Notices.   Except as otherwise provided in Section 3, all communications hereunder shall be in writing or set forth in a PDF attached to an email, and all instructions from a Party or the Parties to the Escrow Agent shall be executed by such Party, and shall be delivered in accordance with the terms of this Agreement by facsimile, email or overnight courier only to the appropriate fax number,  email address, or notice address set forth for each party as follows:

If to Purchaser:                                 Nitin Amersey

3738 Coach Cove

Sanford, Michigan 48657

United States of America

Email:  amersey@amersey.com

If to Seller:                                        Louis Bertoli

Via Valsorda 47/a

Concesio 25062

Italy

Email:  info@louisbertoli.com

If to the Escrow Agent:                    Thrasher Worth LLC

                                                     Five Concourse Parkway, Suite 3200

Atlanta, Georgia 30328

United States of America

Attention:  H. Grady Thrasher

Fax No.: (404) 760-6002

                                                            Email Address:  gthrasher@thrasherworth.com

9.            Compliance with Court Orders.  In the event that a legal garnishment, attachment, levy, restraining notice or court order is served with respect to any of the Escrow Deposit, or the delivery thereof shall be stayed or enjoined by an order of a court, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all such orders so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such order it shall not be liable to any of the Parties hereto or to any other person by reason of such compliance notwithstanding such order be subsequently reversed, modified, annulled, set aside or vacated.

10.          Miscellaneous.  (a)  The provisions of this Agreement may be waived, altered, amended or supplemented only by a writing signed by the Escrow Agent, Purchaser and Seller.  Neither this Agreement nor any right or interest hereunder may be assigned by any Party without the prior consent of the Escrow Agent, Purchaser and Seller.  This Agreement shall be governed by and construed under the laws of the State of Georgia (USA).   Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Georgia (USA). To the extent that in any jurisdiction any Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Party shall not claim, and hereby irrevocably waives, such immunity.  The Escrow Agent and the Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  This Agreement and any joint instructions from the Parties may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument or instruction, as applicable. All signatures of the parties to this Agreement may be transmitted by facsimile or as a PDF attached to an email, and such facsimile or PDF will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.  The Parties each represent, warrant and covenant that (i) each document, notice, instruction or request provided by such Party to the Escrow Agent shall comply with applicable laws and regulations; and (ii) such Party is competent and has full power and authority to enter into this Agreement and to perform all of the duties and obligations to be performed by it hereunder.  Except as expressly provided in Section 7 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of the Escrow Deposit or this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date set forth above.

SELLER                                                                                         THRASHER WORTH, LLC

 /S/ Louis Bertoli                                                                                          By:  /S/ H. Grady Thrasher

Louis Bertoli, individually

                                                                                                         Name: H. Grady Thrasher

                                                                                                         Title: Member

PURCHASER

 /S/ Nitin Amersey

Nitin Amersey, individually